OMB APPROVAL
OMB Number: 3235-0060
Expires: March 31, 2006
Estimated average burden
hours per response      28.0

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 4, 2006
P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
P. F. Chang’s China Bistro, Inc. 2006 Equity Incentive Plan.
     At the annual stockholder meeting held on May 5, 2006, the stockholders of P.F. Chang’s China Bistro, Inc. (the “Company”) approved the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan has a share reserve of 1,750,000 shares. As of May 5, 2006, 3,161,331 shares were subject to options under the Company’s existing stock option plans and 138,369 shares remained eligible for grant under those plans.
     The purpose of the 2006 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive options under the 2006 Plan and by motivating such persons to contribute to the growth and profitability of the Company.
     The 2006 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, restricted stock, restricted stock units, performance units, deferred compensation awards and other stock-based awards. The Compensation and Executive Development Committee of the Board of Directors (the “Compensation Committee”) has the authority to determine the type of incentive award, as well as the terms and conditions of each award, under the 2006 Plan.
     Awards other than incentive stock options generally may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. As of May 5, 2006, while approximately 22,000 employees would be eligible for discretionary grants under the 2006 Plan, the Company presently intends that only approximately 500 key restaurant-level employees and corporate employees will receive such grants. The 2006 Plan also contains other limits with respect to the terms of different types of incentive awards and with respect to the number of shares subject to awards that can be granted to an employee during any fiscal year.
     The 2006 Plan is described in detail in the Company’s 2006 proxy statement filed with the Securities and Exchange Commission in connection with the annual meeting of stockholders held on May 5, 2006. This summary is qualified in its entirety by reference to the 2006 Plan and forms of agreement thereunder, filed herewith as Exhibit 99.1.
Amendment and Restatement of P.F. Chang’s China Bistro, Inc. Amended and Restated 1998 Stock Option Plan.
     On May 5, 2006, the Board of Directors approved the amendment and restatement of the Company’s Amended and Restated 1998 Stock Option Plan, eliminating immediately the provisions regarding the automatic annual grant of options to non-employee directors. This description of the amendment is qualified in its entirety by reference to the P.F. Chang’s China Bistro, Inc. Second Amended and Restated 1998 Stock Option Plan Amendment filed herewith as Exhibit 99.2.
Chief Financial Officer Stock Option Grant and Employment Agreement.
     On May 5, 2006, the Compensation Committee granted to Mr. Mark Mumford, the Company’s new Chief Financial Officer, an option to purchase 75,000 shares of the Company’s common stock at an exercise price of $43.22 per share, which was equal to the fair market value of the Company’s stock on May 5, 2006 (the date of grant). The options vest and become exercisable over a five year period with 20% vesting on the first anniversary of the date of grant and the balance vesting in equal monthly increments thereafter.
     In connection with the appointment of Mr. Mumford as Chief Financial Officer, on May 5, 2006 we entered an Executive Employment Agreement with Mr. Mumford. The initial term of the agreement is three years, and the agreement is renewable for additional one-year terms. Under the agreement, Mr. Mumford’s initial annual base salary is $275,000, payable on a bi-monthly basis, and Mr. Mumford will be eligible to participate in the Company’s executive officer bonus plan (described below). Mr. Mumford is also entitled to incentive compensation and benefits as determined by the Company. After six months of employment, Mr. Mumford will be eligible to participate in the Company’s 1998 Employee Stock Purchase Plan. The Executive Employment Agreement prohibits Mr. Mumford from competing with the Company or Pei Wei Asian Diner, Inc., our wholly owned subsidiary, in the area of Chinese and Asian food concepts during the term of the agreements and for one year after termination.
     If Mr. Mumford’s employment is terminated without “Cause” (as defined in the agreement), he will be entitled to (a) a severance payment equal to the greater of one and one-half (1-1/2) times Mr. Mumford’s base salary at termination or the salary payments due for the remainder of the term of the agreement, (b) a payment equal to one and one-half (1-1/2) times the average annual cash bonus paid to Mr. Mumford during the term of the agreement, (c) accelerated vesting of all of Mr. Mumford’s unvested stock options, and (d) the continuation of group health benefits for the longer of one and one-half (1-1/2) years or the remaining term of the agreement.
     If Mr. Mumford’s employment is terminated without “Cause” or Mr. Mumford resigns for “Good Reason” within 24 months following a “Change in Control” (as defined in the agreement), he will be entitled to (a) a severance payment equal to the greater of two (2) times Mr. Mumford’s base salary at termination or the salary payments due for the remainder of the term of the agreement, (b) a payment equal to two (2) times the average annual cash bonus paid to Mr. Mumford during the term of the agreement, (c) accelerated vesting of all of Mr. Mumford’s unvested stock options and extension of their exercise period for up to three (3) years, (d) the continuation of group health benefits for the longer of two (2) years or the remaining term of the agreement, and (e) a restoration payment for any excise tax due under the “golden parachute” rules.
     The foregoing summary of the employment agreement with Mr. Mumford is qualified in its entirety by reference to the Executive Employment Agreement, filed herewith as Exhibit 99.3.
Executive Officer Bonus Plan.
     On May 4, 2006, the Compensation Committee selected the following business criterion, for determining the amount of the cash bonuses to be awarded to the Company’s executive officers for the Company’s 2006 fiscal year pursuant to the Company’s 2006 Executive Officer Bonus Plan (the “Bonus Plan”):
Bonuses (if any) paid for 2006 under the Bonus Plan shall be based on consolidated Restaurant Cash Operating Income as of the end of the Company’s fiscal year 2006.
     The Compensation Committee also approved the following target bonuses and multipliers for each executive officer:

Executive Vice
				Executive Vice President	President and Chief
	Chief Executive		Chief Financial	and President of Pei Wei	Administrative
Bonus	Officer	President	Officer	Asian Diner, Inc.	Officer
Target Bonus as percent of salary	100%	100%	50%	75%	60%
Multiplier due to achievement against target criteria	up to 2 times	up to 2 times	up to 2 times	up to 2 times	up to 2 times
     The Compensation Committee’s approval of the terms of the Bonus Program shall not be deemed to create an enforceable agreement between the Company and any employee or executive officer, and the Compensation Committee retains discretion to reduce or refuse to authorize any awards under the Bonus Program despite attainment of any specific objectives. No rights to any awards shall be deemed to exist unless and until the Compensation Committee authorizes payment of any awards under the Bonus Program following the completion of any fiscal year measurement periods.
Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     A description of the material terms of Mr. Mumford’s Executive Employment Agreement with the Company is set forth in Item 1.01 above and is incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	P.F. Chang’s China Bistro, Inc. 2006 Equity Incentive Plan and forms of agreement thereunder

99.2	P.F. Chang’s China Bistro, Inc. Second Amended and Restated 1998 Stock Option Plan and forms of agreement thereunder

99.3	Executive Employment Agreement, dated May 5, 2006, between P.F. Chang’s China Bistro, Inc. and Mark Mumford

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.

Date: May 10, 2006

/s/ Mark Mumford

Mark Mumford
Chief Financial Officer

5